                                                                   EXHIBIT 99.N2

                                   SCHEDULE A
                         AS LAST AMENDED AUGUST 7, 2007
                      TO THE RULE 18F-3 MULTIPLE CLASS PLAN
                           OF THE BISHOP STREET FUNDS
                               DATED APRIL 7, 2005

                                 Class A Shares
                    Bishop Street Hawaii Municipal Bond Fund
                         Bishop Street Money Market Fund

                                 Class I Shares
                      Bishop Street High Grade Income Fund
                    Bishop Street Hawaii Municipal Bond Fund
                         Bishop Street Money Market Fund
                    Bishop Street Treasury Money Market Fund
                       Bishop Street Strategic Growth Fund
                    Bishop Street Large Cap Core Equity Fund
                    Bishop Street Tax Free Money Market Fund